UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2021

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1020 Hull Street, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (410) 454-6428

Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2021, Under Armour, Inc. (the “Company”) entered into, with each of JPMorgan Chase Bank, National Association, Citibank, N.A. and HSBC Bank USA, National Association, termination agreements (the “Termination Agreements” and each, a “Termination Agreement”) relating to a portion of the capped call transactions that were previously entered into by the Company in connection with the issuance of its 1.50% Convertible Senior Notes due 2024 (the “2024 Notes”). Such Termination Agreements relate to a number of options corresponding to the number of 2024 Notes subject to exchange pursuant to the Exchange Agreements described below. Pursuant to such Termination Agreements, each of JPMorgan Chase Bank, National Association, Citibank, N.A. and HSBC Bank USA, National Association will pay the Company a cash settlement amount in respect of the portion of capped call transactions being terminated, which cash settlement amounts will be determined based upon the volume-weighted average price per share of the Company’s Class C common stock during an averaging period, commencing on May 27, 2021.

The foregoing description of the Termination Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Termination Agreements, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated by reference into this Item 1.02.

Item 3.02	Unregistered Sales of Equity Securities.

On May 26, 2021, the Company entered into exchange agreements (the “Exchange Agreements” and each, an “Exchange Agreement”) with certain holders (the “Noteholders”) of the 2024 Notes. The Noteholders have agreed to exchange $250 million in aggregate principal amount of the Company’s outstanding 2024 Notes for cash and/or shares of the Company’s Class C common stock, plus payment for accrued and unpaid interest. The number of shares of Class C common stock to be issued by the Company to the Noteholders will be determined based upon a volume-weighted average price per share of Class C common stock during an averaging period, commencing on May 27, 2021.

The Company’s shares of Class C common stock to be issued in connection with the exchange will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from the registration requirements thereof provided by Section 4(a)(2) of the Securities Act in a transaction by an issuer not involving a public offering.

The 2024 Notes to be exchanged represent 50% of the outstanding principal amount, with $250 million in aggregate principal amount remaining outstanding following the exchange. The Company’s annual interest payments will be reduced by approximately $3.75 million.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Exchange Agreements, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 27, 2021, the Company issued a press release relating to the transactions contemplated by the Exchange Agreements and the Termination Agreements, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 10.1	Form of Termination Agreement, dated as of May 26, 2021, by and between Under Armour, Inc. and the applicable capped call counterparty.

Exhibit 99.1	Form of Exchange Agreement, dated as of May 26, 2021, by and between Under Armour, Inc. and the applicable Noteholder.

Exhibit 99.2	Under Armour, Inc. press release dated May 27, 2021.

Exhibit 101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: May 27, 2021	By:	/s/ David E. Bergman
	Name:	David E. Bergman
	Title:	Chief Financial Officer